Exhibit 16.1

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

February 13, 2013

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: W270, Inc.

Dear Madame or Sir

On February 13, 2013 our appointment as auditor for W270, Inc., ceased. We have read W270, Inc.’s statement included under Item 4.01 of its Form 8-K dated February 13, 2013 and agree with such statements, insofar as they apply to us.

Very truly yours,

s/PLS CPA

PLS CPA, A Professional Corp.

September 25, 2012

San Diego, CA. 92111